CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 25, 2000 included in this Form 10-KSB into the Company's previously filed Registration Statements, File Nos. 333-08537 and 333-29947 (both filed on Form S-8).

                                                             ARTHUR ANDERSEN LLP

San Jose, California
March 30, 2000